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Exhibit 4.7

EXCHANGE OFFER AGREEMENT

Dated September 22, 2005

among

MOLSON COORS CAPITAL FINANCE ULC
(Fully and Unconditionally Guaranteed by Molson Coors Brewing Company and certain subsidiaries of Molson Coors Brewing Company)

and

BMO NESBITT BURNS INC.,
TD SECURITIES INC.,
J.P. MORGAN SECURITIES INC.,
MORGAN STANLEY & CO. INCORPORATED,
DEUTSCHE BANK SECURITIES INC.,
DEUTSCHE BANK SECURITIES LIMITED,
J.P. MORGAN SECURITIES CANADA INC., and
MORGAN STANLEY CANADA LIMITED

EXCHANGE OFFER AGREEMENT

        This Exchange Offer Agreement (the "Agreement") is made and entered into September 22, 2005, among Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the "Issuer"), Molson Coors Brewing Company, a Delaware corporation (the "Parent"), the Subsidiary Guarantors named in the Purchase Agreement (together with the Parent, the "Guarantors"), and BMO Nesbitt Burns Inc., TD Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Initial Purchasers") and J.P. Morgan Securities Canada Inc., Morgan Stanley Canada Limited and Deutsche Bank Securities Limited (the "Sub-Purchasers"). BMO Nesbitt Burns Inc. and TD Securities Inc. are hereinafter referred to as the "Representatives".

        This Agreement is made pursuant to the Canadian Purchase Agreement dated September 15, 2005 among the Issuer, the Guarantors, the Initial Purchasers and the Sub-Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of C$900,000,000 principal amount of the 5.00% Senior Notes due 2015 (the "Securities") to be issued by the Issuer which will be guaranteed on a senior unsecured basis by each of the Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions.

        As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the United States Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

          "Additional Interest" shall have the meaning assigned to it in Section 2(d).

          "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the city of New York, New York or Montreal, Quebec are authorized or required by law or executive order to remain closed.

          "Canadian Prospectuses" shall mean collectively or either of, as applicable, the Prospectus and the Preliminary Prospectus.

          "Canadian Securities Commissions" shall mean each of the securities commissions or other appropriate regulatory authority in each of the Qualifying Provinces.

          "Canadian Securities Laws" shall mean the securities laws, rules and regulations of, and the written policies, blanket rulings, orders and notices implemented by the securities commission or other appropriate regulatory authority in, each Qualifying Province, as may be in force from time to time, as the same may be modified by any discretionary relief therefrom granted by the Canadian Securities Commissions.

          "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

          "Exchange Offer" shall mean the exchange offer by the Issuer and the Parent of Exchange Securities for Qualification Securities pursuant to Section 2(a) hereof.

          "Exchange Securities" shall mean securities issued by the Issuer and guaranteed by the Guarantors under the Indenture containing terms identical to, and representing the same continuing indebtedness as, the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from September 22, 2005, and (ii) the Exchange Securities will not contain Canadian restrictions on transfer, bear a Canadian restrictive legend or be subject to payments in respect of Additional Interest) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

          "Final MRRS Decision Document" shall mean the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Prospectus have been issued for each of the Qualifying Provinces.

          "Final Receipt Deadline" shall have the meaning set forth in Section 2(a) hereof.

          "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

          "Holders" shall mean the Initial Purchasers and Sub-Purchasers, for so long as they own any Qualification Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Qualification Securities under the Indenture.

          "Indenture" shall mean the Indenture relating to the Securities dated as of the Closing Date, among the Issuer, the Guarantors and The Canada Trust Company and TD Banknorth, National Association, as co-trustees, as supplemented by the First Supplemental Indenture dated as of September 22, 2005, among the Issuer, the Guarantors and TD Banknorth, National Association and the Second Supplemental Indenture dated as of September 22, 2005, among the Issuer, the Guarantors and The Canada Trust Company, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

          "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Qualification Securities; provided that whenever the consent or approval of Holders of a specified percentage of Qualification Securities is required hereunder, Qualification Securities held by the Issuer, the Parent or any of their "affiliates" (as such term is defined in Rule 144 under the 1933 Act) (other than the Initial Purchasers, it being understood and agreed that none of the Initial Purchasers nor any of their respective subsidiaries, parents or affiliates shall be deemed affiliates of the Issuer or the Parent for purposes of this definition, and other than subsequent holders of Qualification Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Qualification Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer and the Guarantors shall issue any additional Securities under the Indenture prior to the consummation of the Exchange Offer, such additional Securities and the Qualification Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Qualification Securities has been obtained. In cases where this Agreement shall permit or require any action or determination to be made by, for example, a majority in principal amount of Qualification Securities being sold or included in an offering or affected by an amendment, the procedures specified in the proviso to the foregoing sentence shall be applied.

          "Mutual Reliance Review System" shall mean the mutual reliance review system provided for under National Policy 43-201—Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Canadian Securities Administrators.

          "NSSC" shall mean the Nova Scotia Securities Commission, or such equivalent securities regulatory body of another province selected by the Issuer.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          "Preliminary MRRS Decision Document" shall mean the decision documents issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Preliminary Prospectus have been issued for each of the Qualifying Provinces.

          "Preliminary Prospectus" shall mean the preliminary prospectus (including the documents incorporated by reference therein) prepared and filed with each of the Canadian Securities Commissions in connection with the distribution in the Qualifying Provinces of Exchange Securities issuable in exchange for Qualification Securities pursuant to the Exchange Offer.

          "Prospectus" shall mean the (final) prospectus (including the documents incorporated by reference therein) prepared and filed with each of the Canadian Securities Commissions in connection with the distribution in each of the Qualifying Provinces of Exchange Securities issuable in exchange for Qualification Securities pursuant to the Exchange Offer.

          "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Qualifying Provinces" shall mean each of the provinces of Canada.

          "Qualification Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Qualification Securities (i) when a Final MRRS Decision Document has been obtained from the NSSC for the Prospectus and such Securities shall have been exchanged for Exchange Securities qualified by the Prospectus, (ii) when such Securities shall have ceased to be outstanding or (iii) upon the completion of the Exchange Offer pursuant to the terms of this Agreement.

          "Qualification Expenses" shall mean all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all fees and expenses incurred in connection with qualifying the Exchange Securities for distribution in the Qualifying Provinces (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any Canadian Prospectus), (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, translating, printing and distributing any Canadian Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iii) all rating agency fees, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Issuer, the Parent and the Guarantors and (vii) the fees and disbursements of the independent registered public accounting firm of the Issuer and the Parent and its subsidiaries and of any other Person or business whose financial statements are included or incorporated or deemed to be incorporated by reference in a Canadian Prospectus, including the expenses of any special audits or "cold comfort" or similar letters required by or incident to such performance and compliance. Notwithstanding the foregoing, Holders shall be responsible for fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clauses (ii) and (vi) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Qualification Securities by a Holder (other than an exchange for Exchange Securities).

          "Representatives" shall have the meaning set forth in the preamble to this Agreement.

          "Securities" shall have the meaning set forth in the preamble to this Agreement.

          "Sub-Purchaser" shall have the meaning set forth in the preamble to this Agreement.

          "Supplementary Material" shall have the meaning assigned to it in Section 3(k).

          "Trustee" shall mean the co-trustees with respect to the Securities under the Indenture.

        2.    Qualification of the Canadian Prospectuses.

        (a)   To the extent not prohibited by Canadian Securities Law, the Issuer and Parent shall (A) use their reasonable best efforts to prepare and, as soon as practicable but not later than 120 days following the Closing Date, obtain a Preliminary MRRS Decision Document from the NSSC in respect of the Preliminary Prospectus with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Qualification Securities, of a like principal amount of Exchange Securities, (B) use their reasonable best efforts to file with the Canadian Securities Commissions, and obtain a Final MRRS Decision Document in respect of, the Prospectus with respect to the proposed Exchange Offer and the issuance and delivery to Holders, in exchange for Qualification Securities of like principal amount of Exchange Securities, as soon as practicable but not later than 180 days following the Closing Date (the "Final Receipt Deadline"), (C) use their reasonable best efforts to hold the Exchange Offer open for at least 20 Business Days in each of the Qualifying Provinces, and (D) use their reasonable best efforts to cause the Exchange Offer to be consummated as promptly as practicable, but in any case not later than the date that is 40 Business Days after the Final Receipt Deadline. The Issuer shall commence the Exchange Offer by mailing the related Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

            (i)  that the Exchange Offer is being made pursuant to the Exchange Offer Agreement and that all Qualification Securities validly tendered and not withdrawn will be accepted for exchange if permitted by applicable law;

           (ii)  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

          (iii)  that any Qualification Security not tendered will remain outstanding and continue to accrue interest, but will not thereafter be entitled to receive any Additional Interest or be entitled to any exchange offer rights under this Agreement;

          (iv)  that Holders electing to have a Qualification Security exchanged pursuant to the Exchange Offer will be required to surrender such Qualification Security, together with the other documents specified in the Prospectus, if any, to the institution and at the address (located in Canada) specified in the Prospectus or the accompanying documents prior to the time the Exchange Offer terminates (which shall not be earlier than 5:00 p.m., Montreal time) on the last Exchange Date; and

           (v)  that Holders will be entitled to withdraw their election, not later than the time the Exchange Offer terminates (which shall not be earlier than 5:00 p.m., Montreal time) on the last Exchange Date, by sending to the institution and at the address (located in Canada) specified in the Prospectus or the accompanying documents a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Qualification Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

        As soon as reasonably practicable after the last Exchange Date, the Parent shall:

            (i)  accept for exchange all Qualification Securities or portions thereof validly tendered and not withdrawn pursuant to the Exchange Offer; and

           (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Qualification Securities or portions thereof so accepted for exchange by the Issuer or the Parent and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of, and representing the same continuing indebtedness as, the Qualification Securities surrendered by such Holder.

        The Parent and the Issuer shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Canadian Securities Laws and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate Canadian Securities Laws. The Issuer or the Parent shall inform the Representatives of the names and addresses of the Holders to whom the Exchange Offer is made, and the Representatives shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Qualification Securities in the Exchange Offer.

        Each Holder participating in the Exchange Offer shall be required to represent to the Issuer or the Parent that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the 1933 Act or Canadian Securities Laws, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the 1933 Act, of the Parent, the Issuer or any Guarantor, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities within the meaning of Canadian Securities Laws, (v) such Holder is in a Qualifying Province where a receipt for the Prospectus has been issued, or is otherwise able to acquire the Exchange Notes on a basis that is exempt from the prospectus and registration requirements of, and in compliance with, applicable securities law, and (vi) such Holder has full power and authority to transfer the Securities in exchange for the Exchange Securities.

        (b)   The Issuer and the Guarantors shall pay all Qualification Expenses in connection with the qualification of the Exchange Securities pursuant to Section 2(a) including, but not limited to, the fees and expenses of one Canadian counsel and one United States counsel to be selected by the Representatives or, if the Representatives elect not to select such counsel, by the Majority Holders and which counsel may also be counsel for the Initial Purchasers. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Qualification Securities.

        (c)   For the purposes of 2(a)(C) above, if, after the Final MRRS Decision Document has been issued, the offering of Exchange Securities pursuant to the Prospectus is interfered with by any cease trading stop order, injunction or other order or requirement of any Canadian Securities Commissions or any other governmental agency or court, the Exchange Offer will be deemed not to have been open during the period of such interference until the distribution of Exchange Securities pursuant to the Prospectus may again legally resume.

        (d)   The parties hereto agree that the holders of Securities will suffer damages if the Parent and the Issuer fail to fulfill their obligations under Section 2(a) and that it would not be feasible to ascertain the extent of such damages. Accordingly, liquidated damages in the form of additional cash interest (the "Additional Interest") shall be payable by the Issuer and the Guarantors in respect of the Securities as follows:

            (i)  if a Preliminary MRRS Decision Document is not issued by the NSSC in respect of the Preliminary Prospectus within 120 days following the Closing Date, then commencing on and including the 121st day after the Closing Date, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum; and

           (ii)  if a Final MRRS Decision Document is not issued by the NSSC in respect of the Prospectus within 180 days following the Closing Date, then commencing on and including the 181st day after the Closing Date, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum; and

          (iii)  if the Issuer or Parent has not exchanged Exchange Securities for all Securities validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the date that is 40 Business Days after the Final Receipt Deadline, then, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum from and including (x) the day (whether or not a Business Day) immediately succeeding the 40th Business Day after the Final Receipt Deadline;

provided, however, that the Additional Interest rate on the Securities may in no event exceed 0.25% per annum; and provided, further, that (1) upon a Preliminary MRRS Decision Document being issued for the Preliminary Prospectus (in the case of (i) above), (2) upon a Final MRRS Decision Document being issued for the Prospectus (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Qualification Securities validly tendered and not withdrawn in the Exchange Offer (in the case of (iii) above), Additional Interest on the Securities as a result of such clause (i), (ii) or (iii), respectively, shall cease to accrue.

        Any amount of Additional Interest due pursuant to clauses (i), (ii) or (iii) of the preceding paragraph will be calculated on the same basis on which interest is calculated on the Securities, will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the Securities and to the same Persons who are entitled to receive those payments of interest on the Securities. The amount of Additional Interest payable for any period other than a regular interest payment period will be determined by multiplying the Additional Interest rate, which will be 0.25% per annum, by the principal amount of the Securities and then multiplying the product by a fraction, the numerator of which is the number of days that the Additional Interest rate was applicable during such period and the denominator of which is the actual number of days in the applicable year.

        (e)   Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors acknowledge that any failure by the Parent to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Initial Purchasers, the Sub-Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser, Sub-Purchaser or Holder may obtain such relief as may be required to specifically enforce the Issuer's and the Guarantors' obligations under Section 2(a) hereof, provided that, without limiting the ability of any Initial Purchaser or Holder to specifically enforce such obligations, in the case of any terms of this Agreement for which Additional Interest pursuant to Section 2(d) is expressly provided as a remedy for a violation of such terms, such Additional Interest shall be the sole monetary damages for such a violation.

        (f)    The Issuer and Guarantors acknowledge and agree that the Initial Purchasers and Sub-Purchasers may use the Canadian Prospectuses and any amendment or supplement thereto, in connection with the sale or transfer of the Exchange Securities qualified for distribution by the Prospectus or any amendment or supplement thereto.

        3.    Qualification Procedures.

        In connection with the obligations of the Issuer and the Guarantors with respect to the Canadian Prospectuses pursuant to Section 2 hereof, the Issuer and Parent shall as expeditiously as reasonably practicable:

          (a)   prepare and file with the Canadian Securities Commissions the Prospectus complying as to form in all material respects with the requirements of Canadian Securities Laws and include or incorporate all financial statements as required by the Canadian Securities Laws, and use its reasonable best efforts to obtain a Final MRRS Decision Document for the Prospectus and to ensure that no cease trade, stop order or other order or requirement of any Canadian Securities Commission or any other governmental agency or court interferes with the distribution of the Exchange Securities under the Exchange Offer in accordance with Section 2 hereof;

          (b)   prepare and file with the Canadian Securities Commissions such amendments to the Prospectus as may be necessary under Canadian Securities Laws during the period of distribution of the Exchange Securities under the Exchange Offer;

          (c)   use their reasonable best efforts to cooperate with the Representatives in connection with any filings required to be made with any regulatory authority in Canada and do any and all other acts and things which may be reasonably necessary or advisable to enable Holders in each Qualifying Province to consummate the exchange of such Qualification Securities owned by such Holder; provided, however, that the Parent shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (d)   notify the Representatives and counsel for the Holders promptly and, if requested by any such Representative or counsel, confirm such advice in writing (i) when a Final MRRS Decision Document has been issued by the NSSC for the Prospectus and when any amendment thereto has been filed and when any MRRS decision document or receipt is issued in respect thereof, (ii) of any request by the Canadian Securities Commissions for amendments or supplements to either Canadian Prospectus or for additional information after a Final MRRS Decision Document has been issued for the Prospectus, (iii) of the issuance by any Canadian Securities Commissions of any order suspending or preventing the use of a Canadian Prospectus or any supplementary material or of any cease trade or similar order affecting the Securities or Exchange Securities or the initiation of to the knowledge of the Issuer and Guarantors, threatening of any proceedings for that purpose, or (iv) if, between the date of the Final MRRS Decision Document in respect of the Prospectus and the closing of any sale or exchange of Exchange Securities qualified thereby, the representations and warranties of the Issuer or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Qualification Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor receives any notification of the issuance of any order suspending or preventing the use of a Canadian Prospectus or any supplementary material or of any cease trade or similar order affecting the Securities or Exchange Securities or the initiation of any proceeding for such purpose;

          (e)   use reasonable best efforts to prevent the issuance of any order suspending or preventing the use of a Canadian Prospectus or any Supplementary Material or of any cease trade or similar order affecting the Securities or Exchange Securities and if such an order or cease trade is issued to obtain the lifting or withdrawal as soon as reasonably possible and provide notice as promptly as practicable to the Representatives of the lifting or withdrawal of any such order;

          (f)    deliver to each of the Initial Purchasers promptly after the filing thereof a copy of each Canadian Prospectus and any Supplementary Material filed with the Canadian Securities Commissions and furnish to each Holder of Qualification Securities, without charge, at least one conformed copy of the Prospectus and any amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (g)   within a reasonable time prior to the filing of any Canadian Prospectus or amendment or supplement to a Canadian Prospectus or, after the filing of the Preliminary Prospectus and prior to the time at which the Exchange Offer is consummated, of any document that is to be incorporated by reference into a Canadian Prospectus, provide copies of such document to the Representatives and their counsel and make such of the representatives of the Issuer and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel available for discussion of such document, and the Parent or Issuer shall not at any time file with any Canadian Securities Commission (or file any amendment to) any Canadian Prospectus, or any document that is to be incorporated by reference into a Canadian Prospectus, of which the Representatives and counsel to the Initial Purchasers shall not have previously been advised and furnished a copy (within a reasonable period of time prior to such filing) or to which the Representatives or counsel to the Initial Purchasers shall reasonably object;

          (h)   prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Prospectus, allow the Initial Purchasers and Sub-Purchasers to participate fully in the preparation of such documents (or any supplement or amendment thereto) and allow the Initial Purchasers to conduct all due diligence which the Initial Purchasers or Sub-Purchasers may reasonably require in order to fulfil their obligations as agents or underwriters and in order to enable the Initial Purchasers (or their Canadian affiliate Sub-Purchaser) to responsibly execute the certificate required to be executed at the end of such documents;

          (i)    ensure that at the respective times of filing and at all times subsequent to the filing thereof during the distribution of the Exchange Securities, the Canadian Prospectuses will comply with the requirements of the Canadian Securities Laws and will provide full, true and plain disclosure of all material facts relating to Issuer, Parent and the Exchange Securities as required by the Canadian Securities Laws (and inform the Initial Purchasers promptly upon the occurrence of any event or state of affairs that may result in a Canadian Prospectus not providing full, true and plain disclosure of all such material facts), and that the Canadian Prospectuses will not contain any misrepresentation, provided that the foregoing shall not apply with respect to statements contained in such documents included in reliance upon and in conformity with written information furnished to Issuer or Parent by or on behalf of the Initial Purchasers relating to the Initial Purchasers or Sub-Purchasers specifically for use therein;

          (j)    promptly inform the Representatives in writing during the period of distribution of the Exchange Securities of the full particulars of any material change, or event which the Issuer or Parent reasonably believes will become a material change, before the completion of the Exchange Offer that they become aware of in the assets, liabilities, business or operations of Issuer or Parent or of any change in any material fact contained or referred to in either of the Canadian Prospectuses or any amendment thereto, which is, or may be, of such a nature as to render the Canadian Prospectuses or either of them untrue, false or misleading in a material respect or result in a misrepresentation;

          (k)   from the date the Preliminary Prospectus is filed with the Canadian Securities Commissions until the completion of the distribution (as defined in applicable Canadian Securities Laws) of the Exchange Securities, Issuer and Parent will comply with Section 57 of the Securities Act (Ontario) and with the comparable provisions of all other Canadian Securities Laws and, after the date hereof and prior to the completion of such distribution, Issuer and Parent will promptly advise the Representatives in writing of any material change (as defined in Section 1(1) of the Securities Act (Ontario)) with respect to the Issuer or Parent), or any amendments or supplements or ancillary material filed with the Canadian Securities Commissions ("Supplementary Material") which is of such a nature as to render the applicable Canadian Prospectus or any Supplementary Material untrue or misleading in any material respect, it being understood and agreed that Issuer and Parent will prepare and file promptly any required amendment to either of the Canadian Prospectuses and will otherwise comply with all legal requirements necessary to continue to qualify the distribution of the Exchange Securities in the Qualifying Provinces, provided that Issuer and Parent shall in good faith discuss with the Representatives any change in circumstances (actual, proposed or prospective) which results or could reasonably be expected to result in any material change or change in a material fact and shall consult with the Representatives with respect to the form and content of any amendment proposed to be filed by the Issuer or Parent, it being understood and agreed that no such amendment shall be filed with any Canadian Securities Commission prior to the review thereof by counsel to the Initial Purchaser;

          (l)    deliver to the Initial Purchasers and Sub-Purchasers, without charge, in Toronto, contemporaneously with or prior to the issuance of a Preliminary MRRS Decision Document (i) copies of the Preliminary Prospectus (or at such time as any amendment or supplement thereto is filed, such amendment or supplement) in the English language and/or French language signed as required by Canadian Securities Laws as the Initial Purchasers may reasonably request for the purposes contemplated hereunder and contemplated by relevant securities laws and such delivery shall constitute the consent of Issuer and Parent with respect to the Preliminary Prospectus and any amendment or supplement thereto, if applicable, to use such documents in connection with the distribution of the Exchange Securities, subject to the provisions of all Canadian Securities Laws and (ii) a copy of any other document required to be filed by the Issuer or Parent under Canadian Securities Laws in connection with the filing of the Preliminary Prospectus or any amendment or supplement thereto in the Qualifying Provinces;

          (m)  deliver to the Initial Purchasers and Sub-Purchasers, without charge, in Toronto, contemporaneously with or prior to the issuance of a Final MRRS Decision Document (i) copies of the Prospectus (or at such time as any amendment or supplement thereto is filed, such amendment or supplement) in the English language and/or French language signed as required by Canadian Securities Laws as the Initial Purchasers may reasonably request for the purposes contemplated hereunder and contemplated by relevant securities laws and such delivery shall constitute the consent of Issuer and Parent with respect to the Prospectus and any amendment thereto, if applicable, to use such documents in connection with the distribution of the Exchange Securities, subject to the provisions of all Canadian Securities Laws and (ii) a copy of any other document required to be filed by Issuer or Parent under Canadian Securities Laws in connection with the filing of the Prospectus or any amendment or supplement thereto in the Qualifying Provinces; provided that each of the delivery by Issuer or Parent to the Initial Purchasers or Sub-Purchasers of either of the Canadian Prospectuses and any amendment or supplement thereto, if applicable, and the exchange of any Exchange Securities for Qualification Securities shall constitute the Issuer and Parent's representation and warranty to the Initial Purchasers and Sub-Purchasers that, at the respective times of such delivery or exchange, as the case may be, the information and statements contained or referred to therein (except information and statements relating solely to the Initial Purchasers and Sub-Purchasers) are true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Exchange Securities as required by the Canadian Securities Laws;

          (n)   at the time of filing the Prospectus (and at or before the filing of any amendment or supplement thereto) including the filing of any additional document to be incorporated by reference into the Prospectus with the Canadian Securities Commissions, deliver to the Initial

  Purchasers and Sub-Purchasers (i) a "cold comfort" letter from the independent registered public accounting firm of the Issuer and Parent (and, if necessary, any other independent registered public accounting firm of any of their subsidiaries, or of any Person or business acquired by the Parent for which financial statements and financial data are or are required to be, included in the Prospectus or in the documents incorporated or deemed to be incorporated therein) addressed to the Initial Purchasers and Sub-Purchasers, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (ii) an opinion of its independent registered public accounting firm addressed to the Initial Purchasers and Sub-Purchasers, in form and substance satisfactory to the Initial Purchasers and their counsel, to the effect that the French language version of any financial statements (or any financial data derived from the financial statements) in the Canadian Prospectuses or any amendment or supplement thereto (the "Financial Information") to the effect that the French language version of such Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof; and (iii) an opinion of Quebec counsel to the Issuer addressed to the Initial Purchasers and Sub-Purchasers, in form and substance satisfactory to the Initial Purchasers and their counsel, to the effect that, except for the Financial Information, as to which they express no opinion, the French language version of each of the Canadian Prospectuses or any amendment or supplement thereto is, in all material respects, a complete and accurate translation of the English version thereof;

          (o)   at the time of exchange of any Qualification Securities for Exchange Securities, deliver to the Initial Purchasers and Sub-Purchasers (i) a letter addressed from the independent registered public accounting firm of the Issuer and Parent reaffirming the contents of the "cold comfort" letter referred to in section (n)(i) above; (ii) an opinion of its independent registered public accounting firm addressed to the Initial Purchasers similar in form and substance to the opinion delivered pursuant to section (n)(ii) above; (iii) an opinion of Quebec counsel to the Issuer addressed to the Initial Purchasers similar in form and substance to the opinion delivered pursuant to section (n)(iii) above; (iv) opinions of Canadian and U.S. counsel to the Issuer and Parent (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Initial Purchasers and their respective counsel) addressed to the Initial Purchasers and Sub-Purchasers covering the matters customarily covered in opinions requested in underwritten offerings, modified to take into account the exchange offer structure; and (v) such documents, certificates and opinions as they may reasonably request for the purpose of enabling counsel to the Initial Purchasers and Sub-Purchasers to pass upon the issuance and sale of the Exchange Securities as contemplated in this Agreement and the matters referred to in their respective legal opinions;

          (p)   request to be delivered to the Initial Purchasers and Sub-Purchasers a signed opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel, and Davis, Polk & Wardwell, United States counsel for the Initial Purchasers and Sub-Purchasers or such other Canadian or United States counsel as the Initial Purchasers and Sub-Purchasers may select, dated as of the date of any exchange of Exchange Securities for Qualification Securities, in form and substance satisfactory to the Initial Purchasers and Sub-Purchasers and cause to be furnished to such counsel all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass on the issuance and sale of the Exchange Securities as contemplated in this Agreement and the matters referred to in their respective legal opinions and in order to evidence the accuracy and completeness of any of the representations, warranties and statements of the Issuer or any Guarantor, the performances of any of the covenants of the Issuer or any Guarantor of the fulfilment of any of the conditions herein contained;

          (q)   include in the Canadian Prospectuses a statement that, where any Holder of Qualification Securities acquired for its own account Qualification Securities with a view to participating in the

  Exchange Offer and reselling Exchange Securities, that resale would be a distribution which must be made by way of a prospectus filed in accordance with applicable Canadian Securities Laws or pursuant to an exemption from the prospectus requirements of such laws and that any Holder who has acquired Qualification Securities with a view to their distribution or the distribution of Exchange Securities must deliver during the period of distribution a prospectus meeting the requirements of applicable Canadian Securities Laws to its purchasers;

          (r)   ensure that at the time of any exchange of Qualification Securities for Exchange Securities, (i) the Prospectus, as it may then be amended, complies in all material respects with Securities Laws, (ii) none of the Prospectus or Supplementary Material, as they may then be amended, contains a misrepresentation or an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Issuer and the Guarantors shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied under this Agreement at or prior to an exchange of Qualification Securities for Exchange Securities and (iv) no order having the effect of ceasing or suspending the distribution of the Exchange Securities shall have been issued by any Canadian Securities Commission and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Issuer or Guarantors, shall be contemplated by any Canadian Securities Commission and any request on the part of a Canadian Securities Commission for additional information shall have been complied with. The Company shall, at the time of any exchange of Exchange Securities for Qualification Securities, deliver to a representative of the Initial Purchaser a certificate of two senior officers of each of the Issuer and Parent dated as of such date, to such effect;

          (s)   obtain an ISIN number and a CUSIP number for all Exchange Securities not later than the date of a Final MRRS Decision Document;

          (t)    use its reasonable best efforts to cause the Trustee to execute all documents as may be required by the Canadian Securities Commissions; and

          (u)   use its reasonable best efforts to cause the Exchange Securities to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act).

        4.    Indemnification and Contribution.

        (a)   The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and Sub-Purchaser, their affiliates, directors and officers, each Holder and each Person, if any, who controls any Initial Purchaser, Sub-Purchaser or Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser, Sub-Purchaser or Holder, from and against all losses, claims, damages and liabilities (including, without limitation but subject to Section 4(c) below, any legal or other expenses reasonably incurred by any Initial Purchaser, any Sub-Purchaser, any Holder or any such controlling or affiliated Person in connection with defending, investigating or being represented at any such action, claim, inquiry investigation or proceeding) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Canadian Prospectus (or any amendment thereto) used in connection with the Exchange Offer, including all documents incorporated or deemed to be incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Canadian Prospectus (as amended or supplemented if the Parent or Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchasers, Sub-Purchaser or Holder furnished to the Parent in writing through the Representatives, respectively, expressly for use therein provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Holder, Initial Purchaser, or Sub-Purchaser from whom the person asserting any such losses, claims damages or liabilities purchased Securities, or any person controlling such Holder or Initial Purchaser or Sub-Purchaser, if a copy of the prospectus (as then amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder, Initial Purchaser or Sub-Purchaser, as the case may be, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Exchange Securities to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuer or Parent with Section 3(l) or 3(m), or unless such defect shall have been cured by a document incorporated or deemed to be incorporated by reference in the Prospectus).

        (b)   Each Holder agrees, severally and not jointly (except, if such Holder is an Initial Purchaser or Sub-Purchaser, that such Holder's obligations will be joint and several with its Canadian affiliate Sub-Purchaser or affiliate Initial Purchaser, respectively, as applicable), to indemnify and hold harmless the Issuer and the Guarantors, the Initial Purchasers, Sub-Purchasers and the other selling Holders, and each of their respective affiliates, directors and officers, and each person, if any, who controls the Issuer or the Guarantors, any Initial Purchaser, Sub-Purchaser or other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to the Initial Purchasers and the Holders, but only with reference to information relating to such Initial Purchaser or its affiliate Sub-Purchaser furnished to the Issuer or the Parent in writing by such Initial Purchaser or its affiliate Sub-Purchaser, as the case may be, expressly for use in any Canadian Prospectus (or any amendment or supplement thereto).

        (c)   In case any suit, action, proceeding (including any governmental investigation), claim or demand shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, the Indemnifying Party, upon request of the Indemnified Party, shall retain one counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Parent, its directors, its officers who sign any certificate related to the Canadian Prospectuses and each Person, if any, who controls the Parent within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers (including the Sub-Purchasers) and Persons who control the Initial Purchasers (or Sub-Purchasers), such firm shall be designated in writing by the Representatives. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated in writing by the Issuer and the Guarantors. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (unless such fees are being disputed in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        (d)   If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Parties, on the one hand, and the Indemnified Party or Parties, on the other hand, from the offering of the Securities or the Exchange Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Party or Parties on the one hand and of the Indemnified Party or Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Parent or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4 are several in proportion to the respective principal amount of Qualification Securities of such Holders that were qualified pursuant to the Prospectus, and not joint.

        (e)   The Issuer, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Qualification Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

        (f)    The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Sub-Purchasers, any Holder or any Person controlling any of the Initial Purchasers, any Sub-Purchasers or any Holder, or by or on behalf of the Issuer or the Guarantors, its officers or directors or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Qualification Securities.

        5.    Covenants of the Initial Purchasers.

        Each of the Initial Purchasers severally (and in the case of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., jointly and severally with their respective Canadian affiliate Sub-Purchaser), covenants with the Issuer and Parent as follows:

        (a)   Upon the request of the Issuer, each Sub-Purchaser and each Initial Purchaser that does not have a Canadian affiliate Sub-Purchaser, will use reasonable best efforts to execute each Canadian Prospectus and any amendment or supplement thereto, presented to the Initial Purchaser or Sub-Purchaser, as the case may be, for execution and each Initial Purchaser that has a Canadian affiliate Sub-Purchaser, if required by Canadian Securities Commissions, will use reasonable best efforts (which for greater certainty shall not include obtaining additional registrations under Canadian Securities Laws) to execute each Canadian Prospectus and any amendment or supplement thereto, presented to such Initial Purchaser for execution and each Initial Purchaser and Sub-Purchaser will use reasonable best efforts to assist the Issuer in obtaining any requisite regulatory approvals in connection with the preparation and filing of such documents; and

        (b)   such Initial Purchaser or Sub-Purchaser, as the case may be, will use reasonable best efforts to complete the distribution of the Exchange Securities and will, in accordance with Canadian Securities Laws, deliver copies of the Prospectus to holders of the Qualification Securities and assist the Issuer in facilitating procedures under the Exchange Offer.

        6.    Miscellaneous.

        (a)    No Inconsistent Agreements.    The Issuer and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Qualification Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's and the Guarantors' other issued and outstanding securities under any such agreements.

        (b)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Parent have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Qualification Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Qualification Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6 shall be in writing executed by each of the parties hereto.

        (c)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer or the Parent by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, BMO Nesbitt Burns Inc., 1 First Canadian Place 3rd Floor, Toronto, Ontario, Canada M5X 1H3: Attn Colleen Campbell, Fax 416-359-1636 and TD Securities Inc., Ernst & Young Tower, 222 Bay Street, 7th Floor, Toronto, Ontario, Canada M5K 1A2: Attn William Perdue, Fax 416-308-3715; (ii) if to the Issuer or Parent, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Qualification Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Qualification Securities, in any manner, whether by operation of law or otherwise, such Qualification Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Qualification Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Representatives, Initial Purchasers and Sub-Purchasers (in their respective capacities as Representatives, Initial Purchasers and Sub-Purchasers) shall have no liability or obligation to the Issuer and the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)    Purchases and Sales of Securities.    The Issuer and the Guarantors shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

        (f)    Third Party Beneficiary.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers and Sub-Purchasers, on the other hand, and each of them shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders, Initial Purchasers or Sub-Purchasers, respectively hereunder.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Judgment Currency.    The Issuer hereby covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Agreement.

            (i)  If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due hereunder into any currency other than Canadian dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures, BMO Nesbitt Burns Inc. could purchase Canadian dollars with such other currency in the city of Toronto on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to any Initial Purchaser, Sub-Purchaser or Holder shall, notwithstanding any judgment in a currency other than Canadian dollars, not be discharged until the first Business Day following receipt by such Initial Purchaser, Sub-Purchaser or Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser, Sub-Purchaser or Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency.

           (ii)  The Issuer and each Guarantor hereby agrees to indemnify the Initial Purchasers, Sub-Purchasers, each Holder and each other Indemnified Party against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the city of Toronto at which the Issuer or such Guarantor on the date of payment of judgment or order is able to purchase Canadian dollars with the amount of the judgment currency actually paid by the Issuer or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian dollars.

        (i)    Headings.    The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

        (j)    Governing Law.    This Agreement shall be governed by the laws of the State of New York.

        (k)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The Issuer, the Guarantors, the Initial Purchasers and the Sub-Purchasers shall endeavour in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

        (l)    Miscellaneous.    This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Sectretary
MOLSON COORS BREWING COMPANY
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Vice President
COORS BREWING COMPANY
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Secretary
COORS DISTRIBUTING COMPANY
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Secretary
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC.
	Title:	General Partner
By:	/s/ PATTI L. ZENK
	Name:	Patti L. Zenk
	Title:	President
COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI L. ZENK
	Name:	Patti L. Zenk
	Title:	President
COORS WORLDWIDE, INC.
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Secretary

1

COORS INTERCONTINENTAL, INC.
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Secretary
COORS BREWING COMPANY INTERNATIONAL, INC.
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Secretary
Accepted as of the date hereof.
BMO NESBITT BURNS INC.
By:	/s/ COLLEEN CAMPBELL
	Name:	Colleen Campbell
	Title:	Executive Managing Director
TD SECURITIES INC.
By:	/s/ ANDREW DURNFORD
	Name:	Andrew Durnford
	Title:	Managing Director
J.P. MORGAN SECURITIES INC.
By:	/s/ ROBERT BOTTAMEDI
	Name:	Robert Bottamedi
	Title:	Vice President
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ MICHAEL FUSCO
	Name:	Michael Fusco
	Title:	Executive Director
DEUTSCHE BANK SECURITIES INC.
By:	/s/ BEN SMILCHENSKY
	Name:	Ben Smilchensky
	Title:	Managing Director
By:	/s/ JARED BIRNBAUM
	Name:	Jared Birnbaum
	Title:	Vice President

2

J.P. MORGAN SECURITIES CANADA INC.
By:	/s/ KEN KNOWLES
	Name:	Ken Knowles
	Title:	Managing Director
MORGAN STANLEY CANADA LIMITED
By:	/s/ CHRIS GRATIAS
	Name:	Christopher Gratias
	Title:	Executive Director
DEUTSCHE BANK SECURITIES LIMITED
By:	/s/ PAUL JURIST
	Name:	Paul M. Jurist
	Title:	President and CEO
By:	/s/ DANIEL W. SOOLEY
	Name:	Daniel W. Sooley
	Title:	Chief Legal Officer

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  Exhibit 4.7
EXCHANGE OFFER AGREEMENT